UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2008

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On August 6, 2008, CenterPoint Energy, Inc. (“CenterPoint Energy”) reported second quarter 2008 earnings. Certain information regarding CenterPoint Energy’s second quarter 2008 earnings is included in Item 8.01 below. For additional information regarding CenterPoint Energy’s second quarter 2008 earnings, please refer to CenterPoint Energy’s press release attached to this report as Exhibit 99.1 (the “Press Release”), which Press Release is incorporated by reference herein. The information in the Press Release is being furnished, not filed, pursuant to Item 2.02. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by CenterPoint Energy under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
ITEM 8.01. OTHER EVENTS.
Second Quarter 2008 Results
     Net income was $101 million, or $0.30 per diluted share, for the second quarter of 2008 compared to $70 million, or $0.20 per diluted share, for the same period of 2007. For the six months ended June 30, 2008, net income was $224 million, or $0.66 per diluted share, compared to $200 million, or $0.58 per diluted share, for the same period of 2007.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     The exhibit listed below is furnished pursuant to Item 2.02 of this Form 8-K.
(d)	Exhibits.

99.1	Press Release issued August 6, 2008 regarding CenterPoint Energy, Inc.’s second quarter 2008 earnings.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: August 6, 2008	By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release issued August 6, 2008 regarding CenterPoint Energy, Inc.’s second quarter 2008 earnings